UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 9, 2010

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY STATEMENT

On February 16, 2010, Blueknight Energy Partners, L.P. (the “Partnership”) filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission that indicated that the membership interests in Blueknight Energy Partners G.P., L.L.C. (the “General Partner”), the general partner of the Partnership, are owned by Vitol Inc.  The Partnership is filing this Current Report on Form 8-K/A solely to correct the information regarding the ownership of the membership interests of the General Partner.  The membership interests of the General Partner are owned by Blueknight Energy Holding, Inc. (“Blueknight Holding”).  Blueknight Holding and Vitol Inc. are affiliated entities as both companies are indirectly owned by Vitol Holding B.V.  This correction does not otherwise affect the description of the Omnibus Agreement entered into by Vitol Inc. and certain subsidiaries of the Partnership reported under Item 1.01 of the Form 8-K or the information reported under Items 5.02 or 9.01 of the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:  Blueknight Energy Partners G.P., L.L.C.
        its General Partner

Date:  February 25, 2010                                      By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary